QUEST RESOURCE HOLDING CORPORATION

To Challenge, Manage & Inform℠

Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2023 Financial Results

Posts Strong Sequential Growth in Gross Profit and Adjusted EBITDA

THE COLONY, TX – August 14, 2023 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Revenue was $74.5 million, a 3.1% decrease compared with the second quarter of 2022.
•
Gross profit was $13.5 million, a 7.9% decrease compared with the second quarter of 2022 and a 6.9% sequential increase compared with the first quarter of 2023.
•
Gross margin was 18.1% of revenue compared with 19.1% for the second quarter of 2022.
•
GAAP net loss per diluted share attributable to common stockholders was $(0.04), compared with net income of $0.05 per diluted share for the second quarter of 2022.
•
Adjusted EBITDA was $5.0 million, compared with $6.6 million during the second quarter of 2022, and a 26.2% sequential increase compared to the first quarter of 2023.
•
Adjusted net income per diluted share was $0.07 compared with adjusted net income of $0.19 per diluted share during the second quarter of 2022.

Year-to-Date 2023 Highlights (June 30, 2023)

•
Revenue was $148.6 million, a 0.1% increase compared with the same period of 2022.
•
Gross profit was $26.1 million, a 0.8% increase compared with the same period of 2022.
•
Gross margin was 17.6% of revenue compared with 17.5% during the same period of 2022.
•
GAAP net loss per diluted share attributable to common stockholders was $(0.15), compared with $(0.05) during the same period of 2022.
•
Year-to-date Adjusted EBITDA was $9.0 million, compared to $10.3 million during the same period of 2022.
•
Adjusted net income per diluted share was $0.10, compared with $0.25 per diluted share during the same period of 2022.

“Our team delivered another strong quarter with positive momentum. We added new business, improved efficiencies, and made significant progress with acquisition integration, leading to a 7% sequential increase in gross profit and a 26% sequential increase in Adjusted EBITDA. At the same time, we posted strong operating cash flow, averaging $2.5 million per quarter during the past three quarters, and further reducing our long-term debt. Subsequent to the end of the second quarter, we have paid down an additional $2 million of our Monroe Capital facility, for a total of $7 million reduction for the year,” said S. Ray Hatch, President and Chief Executive Officer of the Company.

“We expect momentum to continue through the second half of the year and we remain on track to deliver double-digit gross profit growth for the year 2023. At least part of that sequential improvement will come from a recent win with a significant new customer in a new industry vertical,” continued Hatch. “In the coming quarters, we expect the growth rates of adjusted EBITDA to outpace the growth rates of gross profit dollars, as we see the benefit of investments to improve efficiencies and operating leverage.”

Second Quarter 2023 Earnings Conference Call and Webcast

Quest will conduct a conference call on Monday, August 14, 2023, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2023. Investors interested in participating on the live call can dial 1-855-327-6837 or 1-631-891-4304. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA," and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers them an important supplemental measure of Quest's performance. Quest's definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached tables "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and “Adjusted Net Income Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation that our momentum will continue through the second half of the year and that we remain on track to deliver double-digit gross profit growth for the year 2023; our belief that sequential improvement will come from a recent win with a significant new customer in a new industry vertical; and our expectation that in the coming quarters, the growth rates of adjusted EBITDA to outpace the growth rates of gross profit dollars, as we see the benefit of investments to improve efficiencies and operating leverage. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$74,497	$76,905	$148,611	$148,427
Cost of revenue	60,992	62,236	122,476	122,510
Gross profit	13,505	14,669	26,135	25,917
Selling, general, and administrative	9,213	9,299	18,630	18,643
Depreciation and amortization	2,452	2,470	4,877	4,835
Total operating expenses	11,665	11,769	23,507	23,478
Operating income	1,840	2,900	2,628	2,439
Interest expense	(2,556)	(1,590)	(4,999)	(3,146)
Income (loss) before taxes	(716)	1,310	(2,371)	(707)
Income tax expense	171	160	540	327
Net income (loss)	$(887)	$1,150	$(2,911)	$(1,034)

Net income (loss) applicable to common stockholders	$(887)	$1,150	$(2,911)	$(1,034)
Net income (loss) per common share:
Basic	$(0.04)	$0.06	$(0.15)	$(0.05)
Diluted	$(0.04)	$0.05	$(0.15)	$(0.05)
Weighted average number of common shares outstanding:
Basic	19,962	19,279	19,947	19,262
Diluted	19,962	21,349	19,947	19,262

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(887)	$1,150	$(2,911)	$(1,034)
Depreciation and amortization	2,539	2,550	5,048	4,987
Interest expense	2,556	1,590	4,999	3,146
Stock-based compensation expense	363	326	661	585
Acquisition, integration, and related costs	174	668	652	1,974
Other adjustments	117	113	31	309
Income tax expense	171	160	540	327
Adjusted EBITDA	$5,033	$6,557	$9,020	$10,294

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reported net income (loss) (1)	$(887)	$1,150	$(2,911)	$(1,034)
Amortization of intangibles (2)	2,223	2,221	4,444	4,396
Acquisition, integration, and related costs (3)	174	668	652	1,974
Other adjustments (4)	—	—	(76)	—
Adjusted net income	$1,510	$4,039	$2,109	$5,336

Diluted earnings per share:
Reported net income (loss)	$(0.04)	$0.05	$(0.15)	$(0.05)
Adjusted net income	$0.07	$0.19	$0.10	$0.25

Weighted average number of common shares outstanding:
Diluted (5)	22,037	21,349	22,101	21,541

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment to earn-out fair value

(5) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,980	$9,564
Accounts receivable, less allowance for doubtful accounts of $2,096 and $2,176 as of June 30, 2023 and December 31, 2022, respectively	45,477	45,891
Prepaid expenses and other current assets	3,153	2,310
Total current assets	51,610	57,765

Goodwill	84,258	84,258
Intangible assets, net	29,673	33,557
Property and equipment, net, and other assets	5,090	5,911
Total assets	$170,631	$181,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$36,609	$32,207
Other current liabilities	3,362	4,689
Current portion of notes payable	1,159	1,159
Total current liabilities	41,130	38,055

Notes payable, net	58,867	70,573
Other long-term liabilities	1,522	1,724
Total liabilities	101,519	110,352

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,782 and 19,696 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	174,759	173,876
Accumulated deficit	(105,667)	(102,757)
Total stockholders’ equity	69,112	71,139
Total liabilities and stockholders’ equity	$170,631	$181,491

# # #